Exhibit 99.1

Jaguar Health Announces Closing of $6.0 Million Issuance and Sale of Designation-backed Note Related to Possible Tropical Disease Priority Review Voucher

This additional non-dilutive financing will support development program for lechlemer for the indication of the symptomatic relief of diarrhea and dehydration in cholera patients and severe acute watery diarrhea

San Francisco, CA (January 20, 2021): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) announced today that the Company has signed a definitive agreement (the “Agreement”) related to the previously announced term sheet for the issuance and sale of a secured promissory note in the principal amount of $6.0 million (the “Note”) to Streeterville Capital, LLC (the “Investor”). The sale of the Note closed on January 19, 2021.

Per the terms of the Agreement, in addition to return of principal and accrued interest at prime interest rate on the Note, the Investor has a right to 18% of the gross proceeds (the “Return Bonus”) from the sale of a possible tropical disease priority review voucher (“TDPRV”) that Jaguar’s wholly owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), plans to pursue as incentive for the development of Napo’s lechlemer drug product candidate for the indication of the symptomatic relief of diarrhea in cholera patients.

Jaguar has the right to redeem the Note at a 12.5% premium any time after the six-month anniversary of the Agreement effective date and before the release of data from a pivotal lechlemer trial for the cholera-related indication. Once the Note is paid in full, the Return Bonus will decrease to 1.0% in perpetuity.

“We at Jaguar and Napo find it very rewarding to work in the pharmaceutical industry and be in a position to possibly help address such an important global health need and meet stakeholder expectations,” stated Lisa Conte, Jaguar’s founder, president, and CEO. “The proposed indication for lechlemer represents a potential opportunity for Jaguar to have a significant impact on mortality, and we are thankful to the FDA for creating the priority review voucher program in an effort to drive development of drugs to benefit patients suffering from serious but often neglected diseases.”

“We plan to use funds generated by the Agreement to fund clinical development of lechlemer for the planned cholera-related indication. Moving this second-generation anti-secretory agent into clinical development gives the Company ‘another shot on goal’ — and we believe that lechlemer, which has the same mechanism of action as crofelemer and is significantly less costly to produce, may support development efforts to receive a TDPRV and provide long-term pipeline management of the novel anti-secretory mechanism of action of both crofelemer and lechlemer. Proof of concept trial design was achieved with an anti-secretory mechanism of action study in cholera patients at the renowned International Centre for Diarrhoeal Disease Research (icddr,b) in Bangladesh.”

Priority review vouchers are granted by the U.S. Food and Drug Administration (FDA) as an incentive to develop treatments for neglected diseases and rare diseases. The voucher entitles the bearer to regulatory review by the FDA in approximately six months rather than the standard ten months. The FDA awards a priority review voucher following approval of a treatment for a neglected disease, rare pediatric disease, or medical countermeasure. Priority review vouchers are transferable and, in past transactions by other companies, have sold for prices ranging from $67 million to $350 million.

Cholera is an acute diarrheal illness caused by infection of the intestine with the bacterium Vibrio cholerae. According to the Centers for Disease Control and Prevention of the U.S. Department of Health & Human Services, an estimated 3-5 million cholera cases and more than 100,000 cholera-related deaths occur each year around the world. The infection is often mild or without symptoms but can sometimes be severe. Approximately one in 10 of infected persons will have severe disease characterized by profuse watery diarrhea, vomiting, and leg cramps. In these people, rapid loss of body fluids leads to dehydration and shock. Without treatment, death can occur within hours. The largest cholera outbreak in recorded history recently occurred in Yemen. According to Oxfam, the number of cholera cases in Yemen in 2019 was the second largest ever recorded in a country in a single year, surpassed only by the numbers in Yemen in 2017. According to the Brookings Institution, cholera continues to spread in Yemen, with 180,000 new cases reported in the first eight months of 2020.

As recently announced, Napo is receiving preclinical services support from the National Institute of Allergy and Infectious Diseases (NIAID) for a 28-day preclinical toxicology and safety study in dogs that was initiated January 6, 2021 for lechlemer for the proposed cholera-related indication. NIAID is part of the National Institutes of Health. Under NIAID’s suite of preclinical services, NIAID-funded contractors are conducting the dog study. As previously announced, a 28-day preclinical toxicology study in rats to support lechlemer development for the symptomatic relief of diarrhea from cholera was initiated in July of last year. Under NIAID’s suite of preclinical services, NIAID-funded contractors also conducted the initial 7-day dog and rat toxicology studies, and completion of these shorter studies allowed for initiation of the longer-term, 28-day, IND-enabling toxicity studies.

Lechlemer is a drug candidate under the botanical guidance of the FDA. It is a standardized and proprietary Napo botanical extract that is distinct from crofelemer, the active pharmaceutical agent in Mytesi®, the Company’s FDA-approved drug product. Lechlemer is sustainably derived from the same source as Mytesi: the Croton lechleri tree.

Mytesi (crofelemer delayed release tablets), the only oral plant-based prescription medicine approved under FDA Botanical Guidance, is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. Mytesi is a non-opiate chloride ion channel modulating antidiarrheal medicine that is approved in the U.S. by the FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer delayed release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Napo’s plans to pursue a TDPRV for the development of lechlemer for the indication of the symptomatic relief of diarrhea in cholera patients, the Company’s expectation that the proposed indication for lechlemer represents a potential opportunity for Jaguar to have a significant impact on mortality, the Company’s plan to use funds generated by the Agreement to fund clinical development of lechlemer for the planned cholera-related indication, and the Company’s belief that lechlemer may support development efforts to receive a TDPRV and provide long-term pipeline management of the novel anti-secretory mechanism of action of both crofelemer and lechlemer. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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